                                                                     EXHIBIT 2.3




                             STOCKHOLDERS AGREEMENT


         STOCKHOLDERS AGREEMENT, dated as of _______, 1997 (the "Agreement"), by and among AMSCAN HOLDINGS, INC., a Delaware corporation ("Holdings"), GS
CAPITAL PARTNERS II, L.P., a Delaware limited partnership ("GSCP II"), GS CAPITAL PARTNERS II OFFSHORE, L.P., a Cayman Islands exempt limited partnership ("GSCP II Offshore"), GOLDMAN, SACHS & CO. VERWALTUNGS GMBH, a corporation recorded in the Commercial Register Frankfurt, as nominee for GS Capital Partners II Germany C.L.P. ("GSCP II Germany" and, together with GSCP II and GSCP II Offshore, "GSCP") and each of the individuals and the Estate of John A. Svenningsen (the "Estate") listed on Schedule I hereto (collectively, including the Estate, the "Management Investors"). References herein to Holdings shall mean Holdings as the surviving corporation in the Merger (as defined below). Employees, directors, consultants and certain other Persons (as defined below) having significant business relationships with Holdings and its Affiliates (as defined below) may be issued shares of Common Stock (as defined below) (or other equity securities of Holdings) or securities convertible into or exchangeable for Common Stock (or other equity securities of Holdings) subject to the terms of this Agreement and, if so issued, Holdings, without the consent of any other party hereto, may amend this Agreement to allow any such Person Holdings so chooses to become an additional Management Investor hereunder, subject to such Person becoming a signatory to this Agreement. The parties hereto (other than Holdings) and any other Person who shall hereafter acquire shares of Common Stock of Holdings or options to acquire Common Stock of Holdings pursuant to the provisions of, and/or subject to the restrictions and rights set forth in, this Agreement (including through participation in certain Holdings stock or option plans) are sometimes hereinafter referred to individually as a "Stockholder" or collectively as the "Stockholders."
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                                    RECITALS

         A. Holdings, as of the Effective Date (as defined herein), will have an authorized capital stock consisting of __________ shares of Common Stock, par value $0.10 per share (the "Common Stock"), each share of which is entitled to one vote on all stockholder matters as more specifically provided in the amended certificate of incorporation of Holdings (the "Amended Certificate"), and of which __________ shares will be issued and outstanding as of the Effective Date. As used in
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this Agreement, Common Stock shall include any shares of Restricted Stock (as defined below) of Holdings granted to Management Investors; provided, however, that to the extent the Transfer thereof is otherwise prohibited or restricted, no rights to Transfer (as defined below), including pursuant to Section 2.4 or
Article III, shall be granted hereunder. In addition, Holdings will have reserved, as of the Effective Date, _________ shares of Common Stock for issuance pursuant to a Holdings 1997 Stock Incentive Plan (the "Stock Incentive Plan").

         B. An Agreement and Plan of Merger, dated August 10, 1997 (the "Merger Agreement"), has been executed by and among Confetti Acquisition, Inc., a Delaware corporation ("Confetti"), and Holdings, pursuant to which Confetti was merged with and into Holdings (the "Merger") with Holdings as the surviving corporation in the Merger.

         C. In connection with the Merger, Confetti entered into employment agreements with certain Management Investors (the "Employment Agreements") that provide for, among other things, the investment by such Management Investors in the Common Stock and the grant and/or rollover of Options to such Management Investors. As of or immediately following the Effective Date, Holdings has executed or shall execute and become a party to the Employment Agreements.

         D. In connection with the Merger, Confetti entered into a Voting Agreement, dated August 10, 1997 (the "Voting Agreement"), by and among Confetti, the Estate and a certain individual.


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         E. The individual holdings of Common Stock of each Stockholder, immediately after the closing of the transactions contemplated in the Merger Agreement and the Employment Agreements (not assuming the exercise of any Options) are as follows:

                                                   Number of Shares
                                                    of Common Stock
           Name                                    Held Upon Closing

         GSCP II
         GSCP II Offshore
         GSCP II Germany
         Gerald C. Rittenberg
         James M. Harrison
         William Wilkey
         Diane D. Spaar
         Katherine A. Kusnierz
         The Estate of John A. Svenningsen
         --------------------------                  -----------
             Total


         F. The parties hereto desire to restrict the sale, assignment, transfer, encumbrance or other disposition of the Common Stock which the parties hereto own or may hereafter acquire, and to provide for certain rights and obligations in respect thereof as hereinafter provided.


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                                                                   Draft 8/10/97


         NOW, THEREFORE, in consideration of the premises and of the terms and conditions contained herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the meanings ascribed to them below:

         "Affected Holder" shall have the meaning ascribed to it in Section 5.10 hereof.

         "Affiliate" of a Person shall mean a Person directly or indirectly controlled by, controlling or under common control with such Person.

         "Agreement" shall have the meaning ascribed to it in the Introduction hereof.

         "Amended Certificate" shall have the meaning ascribed to it in the Recitals hereof.

         "Buy-Out Note" shall mean an unsecured promissory note of Holdings, or a direct or indirect subsidiary thereof, which shall have a stated maturity of 5 years, shall accrue interest at 7 percent per annum, shall be prepayable at the option of Holdings or such subsidiary at any time, in whole or in part, at its principal amount plus any accrued and unpaid interest, shall provide for the reimbursement of reasonable expenses incurred by the holder to enforce the note and shall accelerate upon the earlier of a Change of Control or the consummation of an IPO.

         "Change of Control" shall mean (1) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) other than GSCP and their Affiliates of a majority of the outstanding voting stock of Holdings or (2) the sale of or other disposition (other than by way of merger or consolidation) of all or substantially all of the assets of Holdings and its subsidiaries taken as a whole to any Person or group of Persons.

         "Claims" shall mean losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened).

         "Common Stock" shall have the meaning ascribed to it in the Recitals hereof.

         "Confetti" shall have the meaning ascribed to it in the Recitals hereof.

         "Demand Registration" shall have the meaning ascribed to it in Section 3.1(b) hereof.

         "Drag-Along Right" shall have the meaning ascribed to it in Section
2.5.1 hereof.

         "Drag-Along Seller" shall have the meaning ascribed to it in Section
2.5.2 hereof.

         "Effective Date" shall have the meaning ascribed to it in Section 5.1 hereof.

         "Employment Agreements" shall have the meaning ascribed to it in the Recitals hereof.

         "Estate" shall have the meaning ascribed to it in the Introduction hereof.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean fair value as reasonably determined by Goldman Sachs in light of all circumstances including comparable recent bona fide third party sales.

         "Goldman Sachs" shall mean Goldman, Sachs & Co.

         "GSCP", "GSCP II", "GSCP II Germany" and "GSCP II Offshore" shall have the meanings ascribed to them in the Introduction hereof.

         "Holdings" shall have the meaning ascribed to it in the Introduction hereof.

         "IPO" shall mean an underwritten initial public offering or public offerings (on a cumulative basis) of shares of Common Stock pursuant to a registration statement or registration statements under the Securities Act with aggregate gross proceeds to Holdings of at least $50 million.

         "Management Investors" shall have the meaning ascribed to it in the Introduction hereof.


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         The "Merger" shall have the meaning ascribed to it in the Recitals hereof.

         "Merger Agreement" shall have the meaning ascribed to it in the Recitals hereof.

         "NASD" shall mean the National Association of Securities Dealers, Inc.

         "NASDAQ" shall mean The Nasdaq Stock Market, Inc.

         "New Cost Per Share" shall have the meaning ascribed to it in the Employment Agreement, by and between James M. Harrison and Confetti, dated as of August 10, 1997.

         "Offer Shares" shall have the meaning ascribed to it in Section 2.4.1.

         "Offeree Stockholders" shall have the meaning ascribed to it in Section 2.4.1.

         "Options" shall mean options to purchase shares of Common Stock from Holdings, whether granted pursuant to the Stock Incentive Plan or otherwise.

         "Permitted Transferee" shall have the meaning ascribed to it in Sections 2.3.3 and 2.3.4 hereof.

         "Person" shall mean an individual, corporation, partnership, joint venture, trust, unincorporated organization, government (or any department or agency thereof) or other entity.

         "Piggyback Notice" shall have the meaning ascribed to it in Section 3.1(a) hereof.

         "Piggyback Registration" shall have the meaning ascribed to it in
Section 3.1(a) hereof.

         "Proposed Transferee" means a Person or group as defined in Section 13(d)(3) of the Exchange Act, other than any Stockholders or their Affiliates (whether any such Affiliate is such prior to or upon consummation of the proposed Transfer, but not solely by virtue of becoming a party to this Agreement), to whom Common Stock is proposed to be Transferred pursuant to the terms of Section 2.4.3(a) or 2.5 of this Agreement.


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         "Registrable Securities" shall mean the shares of Common Stock;
provided, however, as to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) such securities shall have been sold pursuant to Rule 144 (or any successor provision) under the Securities Act, (iii) such securities shall have been otherwise transferred and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by Holdings, (iv) such securities shall have ceased to be outstanding (and, in the case of shares of Common Stock underlying options granted under the Stock Incentive Plan or underlying options or warrants granted otherwise, such shares of Common Stock shall have ceased to be outstanding after issuance pursuant to the exercise of such options or warrants), or (v) in the case of shares of Common Stock held by a Management Investor, such securities shall have been transferred to any Person other than a Management Investor or a Permitted Transferee.

         "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Article III of this Agreement, including without limitation, (ii) all SEC and stock exchange or the NASD registration and filing fees, (iii) all fees and expenses of complying with securities or "blue sky" laws (including reasonable fees and disbursements of counsel for the underwriters in connection with "blue sky" qualifications of the Registrable Securities), (iv) all printing, messenger and delivery expenses, (v) the fees and disbursements of counsel for Holdings and of Holdings' independent public accountants, including the expenses of any special audits and/ or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel retained by the Stockholders (if GSCP is one of the selling Stockholders, such counsel to be selected by GSCP) as a group in connection with each such registration, (vii) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration, including any fee payable to a qualified independent underwriter within the meaning of the rules of the NASD, but excluding underwriting discounts and commissions and transfer taxes, if any,
(viii) internal expenses of Holdings (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and (ix) securities acts liability insurance (if Holdings elects to obtain such insurance).


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         "Restricted Stock" shall have the meaning ascribed to it in the
Employment Agreements.

         "Rule 144" shall mean Rule 144 under the Securities Act.

         "Sale Notice" shall have the meaning ascribed to it is Section 2.4.1.

         "SEC" shall mean the Securities and Exchange Commission.

         "Section 3.1 Sale Number" shall have the meaning ascribed to it in
Section 3.1(d) hereof.

         "Securities Act" shall mean the Securities Act of 1933, as amended.

         "Stock Incentive Plan" shall have the meaning ascribed to it in the Recitals hereof.

         "Subsidiary Dividend" shall have the meaning ascribed to it in Section
4.1 hereof.

         "Tag-Along Right" shall have the meaning ascribed to it in Section 2.4.3(a) hereof.

         "Tag-Along Seller" shall have the meaning ascribed to it in Section 2.4.3(b) hereof.

         "Tag-Along Shares" shall have the meaning ascribed to it in Section
2.4.2 hereof.

         "Transfer" shall mean to sell, assign, pledge or encumber or otherwise transfer, directly or indirectly, whether or not for consideration.

         "Transferee" shall mean any Person to whom a Transfer is made, regardless of the method of Transfer.

         "Transferor" shall mean any Person by whom a Transfer is made, regardless of the method of Transfer.

         "Violation" shall have the meaning ascribed to it in Section 3.3(a) hereof.

         "Voting Agreement" shall have the meaning ascribed to it in the Recitals hereof.


                                                                              2.


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                                   ARTICLE II

                       RESTRICTIONS ON TRANSFERS OF STOCK

     2.1 General Prohibition on Transfers.

         (a) Prohibition on Transfers Generally. No Management Investor shall, at any time prior to an IPO, Transfer any shares of Common Stock, unless such Transfer is made in accordance with Section 2.3, 2.4 or 2.5 or pursuant to a Piggyback Registration, and any Transfer by any Management Investor of any shares of Common Stock owned as of the date hereof or hereafter acquired not in accordance with such provisions shall be null and void.

         (b) Recordation. Holdings shall not record upon its books any Transfer of shares of Common Stock held or owned by any of the Management Investors to any other Person except Transfers in accordance with this Agreement.

         (c) Obligations of Transferees. No Transfer of shares of Common Stock by a Management Investor otherwise permitted pursuant to this Agreement (other than pursuant to a Piggyback Registration or pursuant to a Tag-Along Right or Drag-Along Right (each as defined herein)) shall be effective unless (x) the Transferee (including a Permitted Transferee pursuant to Section 2.3) shall have executed an appropriate document in form and substance reasonably satisfactory to Holdings confirming that (i) the Transferee takes such shares subject to all the terms and conditions of this Agreement to the same extent as its Transferor was bound by and entitled to the benefits of such provisions and (ii) the shares shall bear legends, substantially in the forms required by Section 2.6, and (y) such document shall have been delivered to and approved (as described above) by Holdings prior to such Transferee's acquisition of shares of Common Stock.

         (d) Transfers to Competitors. Notwithstanding anything to the contrary in this Agreement, no Management Investor shall, at any time, directly or indirectly, Transfer any shares of Common Stock to any Person who is a competitor of Holdings or to any Affiliate of such a competitor (other than Transfers to Holdings and its Affiliates), unless such Transfer (i) is made in connection with the exercise of a Tag-Along Right pursuant to Section 2.4 or in connection with the exercise of a Drag-Along Right pursuant to Section 2.5, in which event such sale may be effected only in accordance with such Section 2.4 or Section 2.5, as applicable, or (ii) is made in accordance with the terms of this Agreement and is made pursuant to a widely distributed, underwritten public offering registered


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under the Securities Act (or an underwritten offering pursuant to the exercise of such Management Investor's piggyback registration rights pursuant to Section 3.1(a) hereof) or pursuant to a sale effected through an open market, nondirected broker's transaction pursuant to Rule 144 in which the seller does not know that the buyer is a competitor. For purposes of this provision, the good faith determination of a majority of the entire Board that a proposed Transferee is a "competitor," made within 30 days of written notice to the Board of the proposed Transfer, shall in all respects be conclusive.

     2.2 Compliance with Securities Laws. No Management Investor shall
Transfer any shares of Common Stock unless the Transfer is made in accordance with the terms of this Agreement and (i) the Transfer is pursuant to an effective registration statement under the Securities Act and in compliance with any other applicable federal securities laws and state securities or "blue sky" laws or (ii) such Management Investor shall have furnished Holdings with an opinion of counsel, if reasonably requested by Holdings, which opinion and counsel shall be reasonably satisfactory to Holdings, to the effect that no such registration is required because of the availability of an exemption from registration under the Securities Act and under any applicable state securities or "blue sky" laws and that the Transfer otherwise complies with this Agreement and any other applicable federal securities laws and state securities or "blue sky" laws.

     2.3 Permitted Transfers.

         2.3.1 GSCP Transfers. (a) GSCP and any Affiliate of GSCP shall be free to Transfer shares of Common Stock to any Person, in whole at any time, or in part from time to time; provided, however, that if such Person is not Affiliate of GSCP, such Transfer shall be subject to Section 2.4 and Section 2.5 hereof. In any Transfer made pursuant to the foregoing to an Affiliate of GSCP, the Transferee shall agree, in connection with such Transfer, for the benefit of Holdings, that such Transferee will Transfer back to the Transferor or another continuing Affiliate of GSCP (that will be similarly bound by this sentence) any shares of Common Stock so Transferred, if the Transferee at any time is no longer an Affiliate of GSCP.

         (b) No Transfer of shares of Common Stock by GSCP or an Affiliate of GSCP otherwise permitted pursuant to this Section 2.3.1 shall be effective unless the Transferee (whether or not an Affiliate of GSCP) shall have executed an appropriate document in form and substance reasonably satisfactory to Holdings confirming that the Transferee takes such shares subject to all the terms and conditions of this Agreement to the same


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extent as its Transferor was bound by and entitled to the benefits of such provisions.

         2.3.2 Management Investors. (a) The restrictions contained in Sections 2.1(a) of this Agreement with respect to Transfers by Management Investors (other than the Estate) of shares of Common Stock shall not apply to any Transfer by a Management Investor (other than the Estate): (i) to or among such Management Investor's spouse, children, grandchildren or other living descendants, or to a trust or family partnership of which there are no principal (i.e., corpus) beneficiaries or partners other than the grantor or one or more of such Management Investor, spouse or described relatives, and provided, in the case of a trust, that the existing beneficiaries and/or trustee(s) and/or grantor(s) of such trust have the power to act with respect to the trust's assets without court approval and, in the case of a family partnership, that the partners thereof have the power to act with respect to the partnership's assets without court approval and the partnership is not permitted to (x) distribute assets to Persons who are not among the relatives listed above or (y) have partners who are not among the relatives listed above, and, in any case, all the partners agree, for the benefit of Holdings and GSCP, not to amend such provisions; (ii) to a legal representative of such Management Investor in the event such Management Investor becomes mentally incompetent or to such Management Investor's personal representative following the death of such Management Investor; (iii) with the prior written approval of Holdings, which approval may be granted or withheld by the Board of Directors of Holdings in its sole and absolute discretion; and (iv) pursuant to any pledge by a Management Investor to Holdings or an Affiliate thereof for money borrowed to purchase shares of Common Stock pursuant to the Employment Agreements, if applicable.

         (b) The restrictions contained in Section 2.1(a) of this Agreement with respect to Transfers by the Estate shall not apply to any of the following Transfers by the Estate: (i) to a qualified terminable interest property trust in accordance with the terms of the will of the decedent of the Estate or (ii) with the prior written approval of Holdings which approval may be granted or withheld by the Board of Directors of Holdings in its sole and absolute discretion.

         2.3.3 Permitted Transferees. Transferees to whom Transfers are permitted pursuant to clauses (i), (ii) and (iii) of Section 2.3.2(a) and clauses (i) and (ii) of Section 2.3.2(b) are referred to herein as "Permitted Transferees." Any such permitted Transfer shall be subject to the terms of this Agreement, including compliance with Section 2.1(c).


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         2.3.4 Transfer by Permitted Transferees. The restrictions contained in
Section 2.1(a) of this Agreement with respect to Transfers by Management Investors of shares of Common Stock shall not apply to any Transfer by a Permitted Transferee of a Management Investor to such Management Investor or to another Permitted Transferee of such Stockholder, and any such Transferee shall also be a "Permitted Transferee," subject to the provisions of Section 2.3.3.

         2.3.5 Other Transfer Restrictions. The restrictions contained in Sections 2.1(a), 2.4 and 2.5 hereof and the provisions regarding Permitted Transferees contained in this Section 2.3 shall be in addition to and not in lieu or limitation of any restrictions on the ownership or Transfer of shares of Common Stock (including with respect to any Restricted Stock) contained in any Employment Agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement or other agreement between Confetti or Holdings and any Stockholder; provided, however, that upon the termination of any such Employment Agreement or other such agreement or arrangement or lapsing of such restrictions, the restrictions and provisions contained herein shall continue in full force and effect pursuant to this Agreement.

     2.4 Tag-Along Rights.

         2.4.1 Sale Notice. If GSCP proposes to sell any of the Common Stock owned by it, other than (a) to an Affiliate of GSCP, (b) pursuant to the exercise of a Drag-Along Right (as defined below) pursuant to Section 2.5 of this Agreement, (c) pursuant to a Demand Registration (which affords piggyback registration rights pursuant to Section 3.1) or Piggyback Registration, or (d) following an IPO, sales effected through open market, nondirected broker's transactions pursuant to Rule 144, then GSCP shall first give written notice (the "Sale Notice") to Holdings and to each of the Management Investors (such Management Investors, being referred to herein as the "Offeree Stockholders"), stating that GSCP desires to make such sale, referring to Section 2.4 of this Agreement, specifying the number of shares of Common Stock proposed to be sold by GSCP pursuant to the offer (the "Offer Shares"), and specifying the price, the form of consideration and the material terms pursuant to which such sale is proposed to be made.

         2.4.2 Tag-Along Election. Within seven days of the date of receipt of the Sale Notice, each Offeree Stockholder, other than GSCP, shall deliver to GSCP and to Holdings a written notice stating whether the Offeree Stockholder elects to sell a pro rata portion of its Common Stock (equal to (A) the total number of shares of Common Stock owned by such Offeree


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
Stockholder, plus the total number of shares of Common Stock then issuable upon exercise of vested Options then exercisable by such Offeree Stockholder, multiplied by (B) a fraction, (i) the numerator of which is the number of Offer Shares and (ii) the denominator of which is the total number of shares of Common Stock held by GSCP plus the total number of shares of Common Stock then issuable upon exercise or conversion of any convertible securities, if applicable, then exercisable or convertible by GSCP) to such Proposed Transferee on the same terms and conditions as GSCP (with respect to each Offeree Stockholder, its "Tag-Along Shares"). An election pursuant to the first sentence of this Section
2.4.2 shall constitute an irrevocable commitment by the Offeree Stockholder making such election to sell such Common Stock to the Proposed Transferee if the sale of Offer Shares to the Proposed Transferee occurs on the terms contemplated hereby.

         2.4.3 Seller's Rights to Transfer.

         (a) Third Party Sale; Tag-Along Buyer. A sale to a Proposed Transferee shall only be consummated if the Proposed Transferee shall purchase, within 120 days of the date of the Sale Notice, concurrently with and on the same terms and conditions and at the same price as the Offer Shares, all of each Offeree Stockholder's Tag-Along Shares with respect to such sale, in accordance with their elections pursuant to Section 2.4.2 (the "Tag-Along Right").

         (b) Sale Agreement. Each Offeree Stockholder electing to sell Tag-Along Shares (a "Tag-Along Seller") agrees to cooperate in consummating such a sale, including, without limitation, by becoming a party to the sales agreement and all other appropriate related agreements (other than any amendment to such Tag-Along Seller's Employment Agreement, if any), delivering at the consummation of such sale, stock certificates and other instruments for such Common Stock duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. The foregoing notwithstanding, in connection with such sale, a Tag-Along Seller, as such, shall not be required to make any representations and warranties with respect to Holdings or Holdings' business or with respect to any other seller. In addition, each Tag-Along Seller shall be severally responsible for its proportionate share of the expenses of sale incurred by the sellers in connection with such sale and the obligations and liabilities incurred by the sellers in connection with such


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
sale. Such obligations and liabilities shall include (to the extent such obligations are incurred) obligations and liabilities for indemnification (including for (x) breaches of representations and warranties made in connection with such sale by Holdings or any other seller with respect to Holdings or Holdings' business, (y) breaches of covenants and (z) other matters), and shall also include amounts paid into escrow or subject to holdbacks, and amounts subject to post-closing purchase price adjustments. The foregoing notwithstanding, (1) without the written consent of a Tag-Along Seller, the amount of such obligations and liabilities for which such Tag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Tag-Along Seller in such sale and (2) a Tag-Along Seller shall not be responsible for the fraud of any other seller or for any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller's (i) ownership of and title to shares of capital stock of Holdings, (ii) organization, (iii) authority and (iv) conflicts and consents.

         (c) No Liability. Notwithstanding any other provision contained in this
Section 2.4.3, there shall be no liability on the part of Holdings or GSCP in the event that the sale pursuant to this Section 2.4.3 is not consummated for any reason whatsoever. The decision whether to effect a Transfer pursuant to this Section 2.4.3 shall be in the sole and absolute discretion of GSCP.

     2.5 Drag-Along Right.

         2.5.1 Exercise. If GSCP proposes to make a bona fide sale of all of its shares of Common Stock to a Proposed Transferee, pursuant to a stock sale, merger, business combination, recapitalization, consolidation, reorganization, restructuring or similar transaction, GSCP shall have the right (a "Drag-Along Right"), exercisable upon fifteen (15) days' prior written notice to the other Stockholders, to require the other Stockholders to sell all of their shares of Common Stock and, at the election of GSCP, Options (whether vested or unvested) to the Proposed Transferee on the same terms and conditions and at the same price (in the case of Options the purchase price of each Option shall be equal to the purchase price attributable to the number of shares of Common Stock issuable upon exercise of such Option less the exercise price thereof) as GSCP.

         2.5.2 Sale Agreement. Each Stockholder selling shares of Common Stock pursuant to a transaction contemplated by this Section 2.5 (a "Drag-Along Seller") agrees to cooperate in consummating such a sale, including, without limitation, by


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
becoming a party to the sales agreement and all other appropriate related agreements (other than any amendment to such Drag-Along Seller's Employment Agreement, if any), delivering at the consummation of such sale, stock certificates and other instruments for such shares of Common Stock duly endorsed for transfer, free and clear of all liens and encumbrances, and voting or consenting in favor of such transaction (to the extent a vote or consent is required) and taking any other necessary or appropriate action in furtherance thereof, including the execution and delivery of any other appropriate agreements, certificates, instruments and other documents. The foregoing notwithstanding, in connection with such sale, a Drag-Along Seller, as such, shall not be required to make any representations and warranties with respect to Holdings or Holdings' business or with respect to any other seller. In addition, each Drag-Along Seller shall be severally responsible for its proportionate share of the expenses of sale incurred by GSCP in connection with such sale and the obligations and liabilities incurred by the seller in connection with such sale. Such obligations and liabilities shall include (to the extent such obligations are incurred) obligations and liabilities for indemnification (including for (x) breaches of representations and warranties made in connection with such sale by Holdings or any other seller with respect to Holdings or Holdings' business, (y) breaches of covenants and (z) other matters), and shall also include amounts paid into escrow or subject to hold-backs, and amounts subject to post-closing purchase price adjustments. The foregoing notwithstanding, (1) without the written consent of a Drag-Along Seller, the amount of such obligations and liabilities for which such Drag-Along Seller shall be responsible shall not exceed the gross proceeds received by such Drag-Along Seller in such sale and (2) a Drag-Along Seller shall not be responsible for the fraud of any other seller or any indemnification obligations and liabilities for breaches of representations and warranties made by any other seller with respect to such other seller's (i) ownership of and title to shares of capital stock of Holdings, (ii) organization, (iii) authority and (iv) conflicts and consents.

         2.5.3 No Liability. Notwithstanding any other provision contained in this Section 2.5, there shall be no liability on the part of Holdings or GSCP in the event that the sale pursuant to this Section 2.5 is not consummated for any reason whatsoever. The decision whether to effect a Transfer pursuant to this
Section 2.5 shall be in the sole and absolute discretion of GSCP.

     2.6 Additional Provisions Relating to Restrictions on Transfers.

         2.6.1 Legends. Each of the Stockholders hereby agrees that each outstanding certificate representing shares of Common Stock held or owned by such Stockholder or its Transferee, including any certificate representing shares of Common Stock acquired in accordance with the provisions of this Agreement or the Employment Agreements and any certificates representing shares of Common Stock issued upon exercise of the Options, in any case, subject to the provisions of this Agreement and issued prior to the date when the applicable restrictions are terminated pursuant to Section 2.6.3, shall bear endorsements reading substantially as follows:

          (a) The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state and may not be transferred, sold or otherwise disposed of except while such a registration is in effect or pursuant to an exemption from registration under said Act and applicable state securities laws.

          (b) The securities represented by this certificate are subject to the terms and conditions set forth in a Stockholders Agreement, dated as of _________, 1997, copies of which may be obtained from the issuer or from the holder of this security. No transfer of such securities will be made on the books of the issuer unless accompanied by evidence of compliance with the terms of such agreement.

         Each outstanding certificate representing shares of Common Stock shall also bear any legend required by the terms of the Employment Agreements or the Stock Incentive Plan or as Holdings may otherwise deem appropriate.

         2.6.2 Copy of Agreement. A copy of this Agreement shall be filed with the corporate secretary of Holdings and kept with the records of Holdings and shall be made available for inspection by any stockholder of Holdings at the principal executive offices of Holdings.

         2.6.3 Termination of Restrictions. The restriction referred to in the endorsement required pursuant to Section 2.6.1(a) shall cease and terminate as to any particular shares of Common Stock when, in the reasonable opinion of counsel for Holdings, such restriction is no longer required in order to assure compliance with the Securities Act. Holdings or Holdings' counsel, at their election, may request from any Stockholder a certificate or an opinion of such Stockholder's counsel with respect to any relevant matters in connection with the removal of the endorsement set forth in Section 2.6.1(a) from such Stockholder's stock certificates, any such certificate or opinion of counsel to be reasonably satisfactory to Holdings and its counsel. The restrictions referred to in Section 2.6.1(b) shall cease and terminate as to any particular shares of Common Stock when, in the reasonable opinion of counsel for Holdings, the provisions of this Agreement are no longer applicable to such shares or this Agreement shall have terminated in accordance with its terms. Any other restrictions referred to in any other legends required pursuant to Section 2.6.1 shall cease and terminate when, in the reasonable opinion of counsel for Holdings, such restrictions are no longer applicable. Whenever such restrictions shall cease and terminate as to any shares of Common Stock, the Stockholder holding such shares shall be entitled to receive from Holdings, without expense (other than applicable transfer taxes, if any, if such unlegended shares are being delivered and transferred to any Person other than the registered holder thereof), new certificates for a like number of shares of Common Stock not bearing the relevant legend(s) set forth or referred to in Section 2.6.1.

                                                                              3.
                                   ARTICLE III

                               REGISTRATION RIGHTS

      3.1 Piggyback and Demand Registrations.

          (a) Piggyback Registrations. If at any time Holdings proposes to register for sale by Holdings under the Securities Act any of its equity securities (other than a registration on Form S-4 or Form S-8, or any successor or similar forms), or any shares of Common Stock held by GSCP pursuant to Section 3.1(b), in a manner that would permit registration of Registrable Securities for sale to the public under the Securities Act and in an underwritten offering, Holdings will each such time promptly give written notice to all Stockholders who beneficially own any Registrable Securities of its intention to do so, of the registration form of the SEC that has been selected by Holdings and of such holders' rights under this
     Section 3.1 (the "Piggyback Notice"). Holdings will use its reasonable best efforts to include, and to cause the underwriter or underwriters to include, in the proposed offering, on the same terms and conditions as the securities of Holdings included in such offering, all Registrable Securities that Holdings has been requested in writing, within 15 calendar days after the Piggyback Notice is given, to register by the Stockholders thereof (each such registration pursuant to this Section 3.1(a), a "Piggyback Registration"); provided, however, that (i) if, at any time after giving a Piggyback Notice and prior to the effective date of the registration statement filed in connection with such registration, Holdings shall determine for any reason not to register such equity securities (or, in the case of a Demand Registration (as defined below), GSCP so determines), Holdings may, at its election (or, in the case of a Demand Registration where GSCP so determines, Holdings shall), give written notice of such determination to all Stockholders who beneficially own any Registrable Securities and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such abandoned registration, and (ii) in case of a determination by Holdings to delay registration of its equity securities (or, in the case of a Demand Registration, GSCP so determines), Holdings shall be permitted to (or, in the case of a Demand Registration where GSCP so determines, Holdings shall) delay the registration of such Registrable Securities for the same period as the delay in registering such other equity securities (provided that clauses (i) and (ii) shall not relieve Holdings of its obligations under
Section 3.1(b)). In the case of any registration of Registrable Securities in an underwritten offering pursuant to this Section 3.1(a), all Stockholders proposing to distribute their securities pursuant to this Section 3.1(a) shall, at the request of Holdings (or, in the case of a Demand Registration, GSCP), enter into an agreement in customary form with the underwriter or underwriters selected by Holdings (or, in the case of a Demand Registration, selected by GSCP). Notwithstanding the foregoing, following an IPO, Holdings shall not be obligated to effect registration of Registrable Securities for which Piggyback Registration is requested by a Management Investor if, at the time of such request, all such Registrable Securities are eligible for sale to the public by the requesting Management Investor without registration under Rule 144 under the Securities Act, with such sale not being limited by the volume restrictions thereunder.

         (b) Demand Registrations. Holdings, upon the reasonable request of GSCP, shall, from time to time, use its reasonable best efforts to register under the Securities Act any reasonable portion of Registrable Securities held by GSCP (including, at the election of GSCP, in an underwritten offering) and bear all expenses in connection with such offering in a manner consistent with paragraph (c) below and shall enter into such other agreements in furtherance thereof (including with underwriters selected by GSCP, including, in any case, Affiliates of GSCP as lead underwriters, if requested by GSCP) (each such registration pursuant to this Section 3.1(b), a "Demand Registration"), and Holdings shall provide customary indemnifications in such instances (in a manner consistent with the indemnification provisions of this Article III) to GSCP and any such underwriters; provided, however, that Holdings shall not be obligated to effect more than four Demand Registrations. A registration shall not count as a Demand Registration unless and until the registration statement relating thereto has been declared effective by the SEC and not withdrawn.

         (c) Expenses. Holdings shall pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 3.1; provided, however, that each Stockholder shall pay all underwriting discounts and commissions and transfer taxes, if any, relating to the sale or disposition of such Stockholder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 3.1.

         (d) Priority in Piggyback and Demand Registrations. If the managing underwriter for a registration pursuant to this Section 3.1 shall advise Holdings in writing that, in its opinion, the number of securities requested to be included in such registration exceeds the number (the "Section 3.1 Sale Number") that can be sold in an orderly manner in such offering within a price range acceptable to Holdings (or, in the case of a Demand Registration, to GSCP), Holdings shall include in such offering (i) first, all the securities Holdings proposes to register for its own sale, and (ii) second, to the extent that the securities Holdings proposes to register are less than the Section 3.1 Sale Number, all Registrable Securities requested to be included by all Stockholders; provided, however, that if the number of such Registrable Securities exceeds (x) the Section 3.1 Sale Number less (y) the number of securities included pursuant to clause (i) hereof, then the number of such Registrable Securities included in such registration shall be allocated pro rata among all requesting Stockholders, on the basis of the relative number of shares of such Registrable Securities each such Stockholder then holds. If there is any reduction or exclusion of Registrable Securities pursuant to this Section 3.1(d) in connection with a Demand Registration, such registration shall not be deemed to be a Demand Registration for purposes of determining the maximum number of Demand Registrations Holdings is obligated to effect pursuant to Section 3.1(b) hereof.

         (e) Underwriting Requirements. In connection with any offering involving any underwriting of securities in a Piggyback Registration, Holdings shall not be required to include any Stockholder's Registrable Securities in such underwriting unless such Stockholder accepts the terms of the underwriting as agreed upon between Holdings and the underwriters in such quantities and on such terms as set forth in Section 3.1(a) hereof, and such Management Investor agrees to sell such Management Investor's securities on the basis provided therein and completes and/or executes all questionnaires, indemnities, lock-ups, underwriting agreements and other documents (including powers of attorney and custody arrangements) required generally of all selling Stockholders, in each case in customary form and substance, which are requested to be executed in connection therewith.

         3.2 Registration Procedures. If and whenever Holdings is required to use its reasonable best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Article III, Holdings will, as soon as practicable:

              (a) prepare and file with the SEC the requisite registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become and remain effective;

              (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as Holdings shall deem appropriate and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement during such period;

              (c) furnish to each seller of such Registrable Securities and each underwriter such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), in conformity with the requirements of the Securities Act, and such other documents as such seller may reasonably request;

              (d) promptly notify each Stockholder that holds Registrable Securities covered by such registration statement, (i) when such registration statement or any post-effective amendment or supplement thereto becomes effective, (ii) of the issuance by the SEC or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of such registration statement (and take all reasonable action to prevent the entry of such stop order or to remove it if entered, or the initiation of any proceedings for that purpose), or (iii) of the happening of any event as a result of which the registration statement, as then in effect, the prospectus related thereto or any document included therein by reference includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made and promptly file such amendments and supplements which may be required on account of such event and use its reasonable best efforts to cause each such amendment and supplement to become effective;

              (e) promptly furnish counsel for each underwriter, if any, and for the selling Stockholders of Registrable Securities copies of any written request by the SEC or any state securities authority for amendments or supplements to a registration statement and prospectus or for additional information;

              (f) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement at the earliest possible time;

              (g) use its best efforts to cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange or authorized for quotation on NASDAQ on which similar equity securities issued by Holdings are then listed or authorized for quotation, or eligible for listing or quotation, if the listing or authorization for quotation of such securities is then permitted under the rules of such exchange or the NASD;

              (h) enter into an underwriting agreement with the underwriter of such offering in the form customary for such underwriter for similar offerings, including such representations and warranties by Holdings, provisions regarding the delivery of opinions of counsel for Holdings and accountants' letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (the sellers of Registrable Securities which are to be distributed by such underwriter(s) may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, Holdings to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such sellers of Registrable Securities);

              (i) make available for inspection by representatives of the selling Stockholders who hold Registrable Securities and any underwriters participating in any disposition pursuant hereto and any counsel or accountant retained by such Stockholders or underwriters, all relevant financial and other records, pertinent corporate documents and properties of Holdings and cause the respective officers, directors and employees of Holdings to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a registration pursuant hereto; provided, however, that, with respect to records, documents or information which Holdings determines, in good faith, to be confidential and as to which Holdings notifies such representatives, underwriters, counsel or accountants in writing of such confidentiality, such representatives, underwriters, counsel or accountants shall not disclose such records, documents or information unless (i) the release of such records, documents or information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (ii) such records, documents or information have previously been generally made available to the public, or (iii) the disclosure of such records, documents or information is necessary, in the written opinion of outside legal counsel, to avoid or correct a material misstatement or omission in the registration statement and then only after reasonable request has been made to Holdings to make such disclosure and Holdings has denied such request. Each selling Stockholder of such Registrable Securities agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of Holdings or its Affiliates (or for such Stockholder's business purposes or for any reason other than in connection with a registration hereunder) unless and until such information is made generally available (other than by such Stockholder or where such Stockholder knows that such information became publicly available as a result of a breach of any confidentiality arrangement) to the public. Each selling Stockholder of such Registrable Securities further agrees that it will, upon learning that disclosure of such records is sought, give notice to Holdings and allow Holdings, at its expense, to undertake appropriate action to prevent disclosure of the records deemed confidential;

              (j) permit any beneficial owner of Registrable Securities who, in the sole judgment, exercised in good faith, of such holder, might be deemed to be a controlling person of Holdings, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to Holdings in writing, that in the judgment of such holder, as aforesaid, should be included; and

              (k) make reasonably available its employees and personnel and otherwise provide reasonable assistance to the underwriters (taking into account the needs of Holdings' businesses and the requirements of the marketing process) in the marketing of Registrable Securities in any underwritten offering.

              Holdings may require each seller of Registrable Securities as to which any registration is being effected to furnish Holdings such information regarding such seller and the distribution of such securities as Holdings may from time to time reasonably request in writing. Holdings shall not be required to register or qualify any Registrable Securities covered by such registration statement under any state securities, or "blue sky," laws of such jurisdictions other than as it deems necessary in connection with the chosen method of distribution or to take any other actions or do any other things other than those it deems necessary or advisable to consummate such distribution, and Holdings shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not otherwise be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction.

              Each beneficial owner of Registrable Securities agrees that upon receipt of any notice from Holdings of the happening of any event of the kind described in clause (d) of this Section 3.2, such beneficial owner will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such beneficial owner's receipt of the copies of the supplemented or amended prospectus contemplated by clause (d) of this Section 3.2, and, if so directed by Holdings, such beneficial owner will deliver to Holdings (at Holdings' expense) all copies, other than permanent file copies then in such beneficial owner's possession, of the prospectus covering such Registrable Securities that was in effect prior to such amendment or supplement.

         3.3 Indemnification.

              (a) In the event of any registration of any Registrable Securities pursuant to this Article III, Holdings will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, the seller of any Registrable Securities covered by such registration statement, its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, fiduciaries, employees and stockholders or general and limited partners thereof), each other Person who participates as an underwriter or a qualified independent underwriter, if any, in the offering or sale of such securities, each director, officer, fiduciary, employee and stockholder or general and limited partner of such underwriter or qualified independent underwriter, and each other Person (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners), if any, who controls such seller or any such underwriter or qualified independent underwriter, within the meaning of the Securities Act, against any and all Claims in respect thereof and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with Holdings' consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any of the following actual or alleged statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered pursuant to this Agreement under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation by Holdings of any federal, state or common law rule or regulation applicable to Holdings and relating to action required of or inaction by Holdings in connection with any such registration, and Holdings will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, that Holdings shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any Violation which occurs in reliance upon and in conformity with written information furnished to Holdings or its representatives by or on behalf of such indemnified party expressly stating that such information is for use therein.

         (b) Each holder of Registrable Securities that are included in the securities as to which any Demand Registration or Piggyback Registration is being effected (and, if Holdings requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Demand Registration or Piggyback Registration, any underwriter and qualified independent underwriter, if any) shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 3.3), to the extent permitted by law, Holdings, its directors, officers, fiduciaries, employees and stockholders (and the directors, officers, fiduciaries, employees and stockholders or general and limited partners thereof) and each Person (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners), if any, controlling Holdings within the meaning of the Securities Act and all other prospective sellers and their directors, officers, fiduciaries, employees and stockholders or general and limited partners and respective controlling Persons (including any such Person's directors, officers, fiduciaries, employees and stockholders or general and limited partners) against any and all Claims and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the consent of the indemnifying party, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon any Violation which occurs in reliance upon and in conformity with written information furnished to Holdings or its representatives by or on behalf of such holder or underwriter or qualified independent underwriter, if any, expressly stating that such information is for use in connection with any registration statement, preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing; provided, however, that the aggregate amount which any such holder, underwriter or qualified independent underwriter shall be required to pay pursuant to this Section 3.3(b) and Sections 3.3(c) and (e) shall be limited to (x) in the case of any such holder, the amount of the gross proceeds received by such holder upon the sale of the Registrable Securities pursuant to the registration statement giving rise to such claim and (y) in the case of any such underwriter or qualified independent underwriter, the amount of the total sales price of the Registrable Securities sold through or by it pursuant to the registration statement giving rise to such claim.

         (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 3.3 (with appropriate modifications) shall be given by Holdings and each seller of Registrable Securities (and, if Holdings requires as a condition to including any Registrable Securities in any registration statement filed in connection with any Demand Registration or Piggyback Registration, any underwriter and qualified independent underwriter, if any) with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

         (d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 3.3, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.3, except to the extent the indemnifying party is prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 3.3. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment
(A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

         (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Section 3.3(a), (b) or
(c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other from the relevant offering of securities. If, however, the allocation provided in the immediately preceding sentence is not permitted by applicable law, or if the indemnified party failed to give the notice required by Section 3.3(d) above and the indemnifying party is prejudiced thereby, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of but also the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other hand, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the Violation relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such Violation. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.3(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this
Section 3.3(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 3.3(e) to the contrary, no indemnifying party (other than Holdings) shall be required pursuant to this Section 3.3(e) to contribute any amount in excess of (x) in the case of an indemnifying party that is a holder of Registrable Securities, the gross proceeds received by such indemnifying party from the sale of Registrable Securities in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, or (y) in the case of an indemnifying party that is an underwriter or a qualified independent underwriter, the amount of the total sales price of the Registrable Securities sold through or by it in the offering to which the losses, claims, damages or liabilities of the indemnified parties relate, less, in any such case referred to in (x) and (y), the amount of all indemnification and contribution payments made pursuant to Sections 3.3(b) and (c) and this
Section 3.3(e), as the case may be, in connection with such offering.

         (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

              (g) The indemnification and contribution required by this Section
3.3 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

              (h) In connection with underwritten offerings, Holdings will use reasonable best efforts to negotiate terms of indemnification that are reasonably favorable to the various sellers pursuant thereto, as appropriate under the circumstances.

         3.4 Holdback Agreement.

              (a) If requested in writing by Holdings or the underwriter, if any, of any offering affording Stockholders registration rights pursuant to
Section 3.1 (whether or not some or all of such Stockholder's Registrable Securities are subject to a cutback pursuant to Section 3.1 of this Agreement), including without limitation an IPO, each Stockholder agrees not to effect any public sale or distribution, including any sale pursuant to Rule 144, of any Registrable Securities or any other equity security of Holdings or of any security convertible into or exchangeable or exercisable for any equity security of Holdings (in each case, other than as part of such underwritten public offering) within 14 days before or 180 days after the effective date of a registration statement affording Stockholders registration rights pursuant to
Section 3.1 (including where subject to a cutback pursuant to Section 3.1(d)).

              (b) If requested in writing by the underwriter of any offering in connection with a Demand Registration, Holdings agrees not to effect any public sale or distribution (other than public sales or distributions solely by and for the account of Holdings of securities issued (x) pursuant to any employee or director benefit or similar plan or any dividend reinvestment plan or (y) in any acquisition by Holdings) of any Registrable Securities or any other equity security of Holdings or of any security convertible into or exchangeable or exercisable for any equity security of Holdings (in each case, other than as part of such underwritten public offering), within 14 days before or 180 days after the effective date of a registration statement filed in connection with a Demand Registration, or for such shorter period as the sole or lead managing underwriter shall request, in any such case, unless consented to by such underwriter.

                                                                              4.

                                   ARTICLE IV

                      MANAGEMENT INVESTORS' PUTS AND CALLS

         4.1 Call Rights. If, prior to the consummation of an IPO, a Management Investor (other than the Estate or the Estate's Permitted Transferees) dies or the Management Investor's (other than the Estate or the Estate's Permitted Transferees) employment by Holdings terminates for any reason (including due to a Disability, as defined in such Management Investor's Employment Agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement, if any, and if not so defined, upon the good faith determination of the Board of Directors of Holdings of such Disability), Holdings shall have the right, at its election, to purchase all (but not less than all) of the Management Investor's shares of Common Stock (including any shares held by its Permitted Transferees) within 6 months after such termination, or 15 months after such termination in the case of death of the Management Investor (with respect to any shares of Common Stock acquired after such termination or death upon the exercise of Options held by the Management Investor, such period to run from the date of exercise) at a price equal to the Fair Market Value of such Common Stock determined as of, in all cases other than the death of the Management Investor, the date such termination is effective and, in the case of the Management Investor's death, as of the date of death. Holdings shall pay the purchase price in cash to the extent that (x) subsidiaries of Holdings are permitted to dividend the funds for such purchase to Holdings (a "Subsidiary Dividend") (under both applicable law and the indebtedness of Holdings and its Affiliates) and (y) Holdings is permitted to purchase such shares for cash (under both applicable law and such indebtedness). Holdings shall fund any amount not permitted to be funded through a Subsidiary Dividend or to be used to purchase such shares with a Buy-Out Note. The Board of Directors of Holdings may, in its discretion, assign the rights and obligations of Holdings under this
Section 4.1 to any other Person, but no such assignment shall relieve Holdings of its obligations hereunder to the extent not satisfied by such assignee.

         4.2 Put Rights. If, prior to the consummation of an IPO, (a) a Management Investor (other than the Estate or the Estate's Permitted Transferee) dies or the Management Investor's (other than the Estate or the Estate's Permitted Transferee's) employment by Holdings is terminated by Holdings for any reason (including due to a Disability, as defined in such Management Investor's Employment Agreement or any analogous provision of any employment, compensation or benefit agreement or arrangement, if any, and if not so defined, upon the good faith determination of the Board of Directors of Holdings of such Disability), the Management Investor or the Management Investor's legal representative or trustee, as the case may be, shall have the right, within three months after such termination is effective (or one year after the date of death in the case of the Management Investor's death), to require Holdings to purchase all (but not less than all) of the Management Investor's Common Stock (including any shares held by its Permitted Transferees) at a price equal to (A) in the case of termination by reason of death or Disability, the Fair Market Value thereof determined as of the date of death (in the case of termination due to death) or the date such other termination is effective and (B) in the case of termination by Holdings for any other reason, the lower of (1) Fair Market Value and (2) the product of (x) the number of shares of Common Stock and (y) the New Cost Per Share (subject to adjustment to reflect any adjustments to the Common Stock made to reflect any merger, reorganization, consolidation, recapitalization, spinoff, stock dividend, stock split, extraordinary distribution with respect to the Common Stock or other change in corporate structure affecting the Common Stock, as Holdings reasonably shall deem fair and appropriate). To the extent the funds for such purchase are permitted under the indebtedness of Holdings and its Affiliates and applicable law to be funded through a Subsidiary Dividend and to be used to purchase such shares, Holdings shall pay the purchase price in cash. Holdings shall pay any amount not permitted to be funded through a Subsidiary Dividend or to be used to purchase such shares with a Buy-Out Note. The Board of Directors of Holdings may, in its discretion, assign the rights and obligations of Holdings under this Section 4.2 to any other Person, but no such assignment shall relieve Holdings of its obligations hereunder to the extent not satisfied by such assignee.

                                                                              5.
                                    ARTICLE V

                                  MISCELLANEOUS

         5.1 Effectiveness; Term. (a) This Agreement shall become effective (the "Effective Date") simultaneously with the closing of the transactions under the Merger Agreement and shall terminate without liability or penalty on the part of any party or its directors, officers, fiduciaries, employees and stockholders or general and limited partners (and the directors, officers, fiduciaries, employees and stockholders or general and limited partners thereof) to any other party or such other party's Affiliates upon the termination of the Merger Agreement pursuant to its terms.

         (b) Unless theretofore terminated pursuant to the preceding paragraph, the rights and obligations of, and restrictions on, the Stockholders under
Article II of this Agreement shall terminate when GSCP and its Affiliates no longer hold in the aggregate at least 40% of the fully diluted shares of Common Stock then outstanding. Notwithstanding the foregoing, in the event Holdings enters into any agreement to merge with or into any other Person or adopts any other plan of recapitalization, consolidation, reorganization or other restructuring transaction as a result of which the Stockholders and their respective Permitted Transferees (including GSCP and any Affiliates thereof) shall own less than a majority of the outstanding voting power of the entity surviving such transaction, this Agreement shall terminate.

         (c) Unless theretofore terminated pursuant to Section 5.1(a), and notwithstanding anything in Section 5.1(b) to the contrary, the provisions contained in Article III hereof shall continue to remain in full force and effect until the earlier to occur of the twentieth anniversary of the date hereof and the date on which there are no longer any Registrable Securities outstanding or issuable or thereafter available for or subject to issuance to any Stockholder upon exercise or conversion of any options, warrants, rights or other convertible securities; provided, however, that the provisions of Section
3.3 hereof shall survive termination pursuant to Section 5.1(b) or (c) of this Agreement.

    5.2 No Voting or Conflicting Agreements. Prior to an IPO, no Management Investor shall grant any proxy or enter into or agree to be bound by any voting trust with respect to the Common Stock nor, at any time, shall any Management Investor enter into any stockholder agreements or arrangements of any kind with any Person with respect to the Common Stock inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Management Investors or holders of Common Stock that are not parties to this Agreement). The foregoing prohibition includes, but is not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of shares of Common Stock inconsistent with the provisions of this Agreement. No Management Investor shall act, at any time, for any reason, as a member of a group or in concert with any other Persons in connection with the acquisition, disposition or voting of shares of Common Stock in any manner which is inconsistent with the provisions of this Agreement.

    5.3 Approval of Stock Incentive Plan by Stockholders.

         The Stockholders by their execution of this Agreement, hereby approve the Stock Incentive Plan, a copy of which is attached hereto as Exhibit A.

    5.4 Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement. Any remedy under this Section 5.4 is subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought.

    5.5 Notices. All notices, statements, instructions or other documents required to be given hereunder shall be in writing and shall be given either personally or by mailing the same in a sealed envelope, by overnight courier or by first-class mail, postage prepaid and either certified or registered, in either case, return receipt requested, or by telecopy, addressed to Holdings at its principal offices and to the other parties at their addresses reflected on the signature pages hereto. Each party hereto, by written notice given to the other parties hereto in accordance with this Section 5.5, may change the address to which notices, statements, instructions or other documents are to be sent to such party. All notices, statements, instructions and other documents hereunder that are mailed or telecopied shall be deemed to have been given on the date of mailing or, in the case of telecopying, upon confirmation of receipt.

    5.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties, and their respective successors and assigns. If any Stockholder or any Affiliate thereof or any Transferee of any Stockholder shall acquire any shares of Common Stock in any manner, whether by operation of law or otherwise, such shares shall be held subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement.

    5.7 Recapitalizations and Exchanges Affecting Common Stock. The provisions of this Agreement shall apply, to the full extent set forth herein with respect to Common Stock, to any and all shares of capital stock or equity securities of

Holdings or any successor or assign of Holdings (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of, the Common Stock, or which may be issued by reason of any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification or otherwise. Upon the occurrence of any of such events, numbers of shares and amounts hereunder shall be appropriately adjusted, as determined in good faith by the Board of Directors of Holdings.

    5.8 Governing Law. This Agreement shall be governed and construed and enforced in accordance with the laws of the State of New York, without regard to the principles of conflicts of law thereof.

    5.9 Descriptive Headings, Etc. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning of terms contained herein. Unless the context of this Agreement otherwise requires, references to "hereof," "herein," "hereby," "hereunder" and similar terms shall refer to this entire Agreement.

    5.10 Amendment; Waiver; Bylaws. This Agreement may not be amended or supplemented except by an instrument in writing signed by Holdings and by Stockholders holding a majority of the then outstanding shares of Common Stock held by all Stockholders; provided that any amendment, supplement or modification of this Agreement which adversely affects the rights and obligations of any Stockholder (an "Affected Holder") differently than those of any other Stockholder shall also require the approval of such Affected Holder; provided further, the foregoing proviso notwithstanding, any amendment, supplement or modification of this Agreement that adversely affects the Management Investors (or a group thereof) as a class may be approved by Management Investors (or members of such group, as the case may be) holding Common Stock or Options to purchase Common Stock, which together represent a majority of the sum of the total number of (x) the shares of such Common Stock and (y) the shares of Common Stock issuable upon exercise of such Options held by all the Management Investors (or such group, as the case may be). The foregoing notwithstanding, (i) Holdings, without the consent of any other party hereto, may amend Schedule I and the signature pages hereto, in order to add any Management Investor or any other party that becomes a holder of Common Stock or securities convertible into or exercisable for Common Stock and (ii) GSCP and Holdings may amend Article III of this Agreement (other than in a manner that would materially reduce the Management Investor's rights or materially increase the Management Investor's obligations with respect to Piggyback

Registrations) without the agreement or consent of any Management Investor.

    5.11 Severability. If any term or provision of this Agreement shall to any extent be invalid or unenforceable, the remainder of this Agreement shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. Upon the determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect their original intent as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

    5.12 Further Assurances. The parties hereto shall from time to time execute and deliver all such further documents and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement, including, to the extent necessary or appropriate, using all reasonable efforts to cause the amendment of the Amended Certificate or the By-Laws in order to provide for the enforcement of this Agreement in accordance with its terms. In furtherance and not in limitation of the foregoing, in the event of any amendment, modification or termination of this Agreement in accordance with its terms, the Stockholders shall cause the Board to meet within thirty days following such amendment, modification or termination or as soon thereafter as is practicable for the purpose of amending the Amended Certificate and By-Laws, as may be required as a result of such amendment, modification or termination, and, to the extent required by law, proposing such amendments to the stockholders of Holdings entitled to vote thereon, and such action shall be the first action to be taken at such meeting.

    5.13 Complete Agreement; Counterparts. This Agreement (together with the Merger Agreement, the Voting Agreement, the Stock Incentive Plan, the Employment Agreements and the other agreements referred to herein and therein) constitutes the entire agreement and supersedes all other agreements and understandings, both written and oral, among the parties or any of them, with respect to the subject matter hereof. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

    5.14 Certain Transactions. The parties hereto agree that Goldman Sachs shall have the exclusive right to perform all consulting, financing, investment banking and similar services for Holdings and its subsidiaries (including as lead underwriter or in any analogous role in connection with any public or private offering of securities or debt, and including in connection with the Merger), for customary compensation and on other terms that are customary for similar engagements with unaffiliated third parties, and neither Holdings nor its subsidiaries shall engage any other Person to perform such services during the term of this Agreement except to the extent Goldman Sachs shall consent thereto or shall decline, at its sole election, to perform such services.

    5.15 No Third Party Beneficiaries. The provisions of this Agreement shall be only for the benefit of the parties to this Agreement, and no other Person (other than Goldman Sachs with respect to Section 5.14) shall have any third party beneficiary or other right hereunder.

    IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed on the date first written above.

                             AMSCAN HOLDINGS, INC.


                             By:
                                Name:
                                Title:

                             Address:

                                  Attn:
                                  Telecopier No.:



                             GS CAPITAL PARTNERS II, L.P.

                             By: GS Advisors, L.P.
                                 General Partner

                             By: GS Advisors Inc., its
                                 General Partner


                             By:
                                Name:
                                Title:

                             Address: c/o Goldman, Sachs & Co.
                                  85 Broad Street
                                  New York, NY 10004
                                  Attn: David J. Greenwald
                                  Telecopier No.: (212) 357-5505

                             GS CAPITAL PARTNERS II OFFSHORE, L.P.

                             By:  GS Advisors II (Cayman), L.P.
                                 General Partner

                             By:  GS Advisors II, Inc., its
                                 General Partner


                             By:
                                 Name:
                                 Title:

                             Address: c/o Goldman, Sachs & Co.
                                   85 Broad Street
                                   New York, NY  10004
                                   Attn:  David J. Greenwald
                                   Telecopier No.:  (212) 357-5505


                             GOLDMAN, SACHS & CO. VERWALTUNGS GMBH

                             By:
                                 Name:
                                 Title:

                             By:
                                 Name:
                                 Title:

                             Address: c/o Goldman, Sachs & Co.
                                   85 Broad Street
                                   New York, NY  10004
                                   Attn:  David J. Greenwald
                                   Telecopier No.:  (212) 357-5505

                        THE ESTATE OF JOHN A. SVENNINGSEN



              By:
                 Name:
                 Title: Executrix
                 Address:



The following individuals, in their capacities as trustees or other fiduciaries (whether on the date hereof or at any point in the future) of any trust or similar instrument created by or at the instruction of, or under the last will and testament of, John A. Svenningsen or the Estate, acknowledge this Agreement and agree to be bound by the terms hereof in each such capacity, such agreement being for the benefit of each of the parties hereto, and such individuals further agree to cause any such trust or similar instrument upon its formation to become a party to this Agreement as a Permitted Transferee pursuant to
Section 2.3.3 hereof (and as if a Management Investor hereunder) and in accordance herewith have agreed to and acknowledged this Agreement:



By:                                    Dated:
   Name:
   Title:  Trustee
   Address:


By:                                    Dated:
   Name:
   Title:  Trustee
   Address:

                                       Dated:
Gerald C. Rittenberg
Management Investor
Address:



                                       Dated:
James M. Harrison
Management Investor
Address:



                                       Dated:
William Wilkey
Management Investor
Address:



                                       Dated:
Diane D. Spaar
Management Investor
Address:



                                       Dated:
Katherine A Kusnierz
Management Investor
Address:

                                    EXHIBIT A



                             [STOCK INCENTIVE PLAN]

                                                                      Schedule I





                              Management Investors


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